UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2007

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 2, 2007, the Board of Directors of Wolverine Tube, Inc. (the “Company”) approved a plan to discontinue the Company’s U.S. plumbing tube business and to close two of its manufacturing facilities located in Decatur, Alabama and Booneville, Mississippi. These actions were taken to further the Company’s strategy of focusing resources on the development and sale of high performance tubular products, fabricated tube assemblies and metal joining products that promote energy efficient heat transfer technology to an expanding market and global OEM customers. The Decatur and Booneville operations primarily serve the U.S. copper plumbing tube and smooth industrial tube markets. Demand for copper plumbing tube has significantly declined over the last several years as a result of the substitution of plastic tube in residential construction. This trend is reinforced by high copper prices. Additionally, the smooth industrial tube market is rapidly transitioning to a commodity market and the Decatur/Booneville cost structure is not competitive in either the plumbing or smooth tube markets. The Company expects to discontinue operations in the Decatur and Booneville facilities by the end of 2007, and to complete the closure of the facilities in the first quarter of 2007. The Company’s ongoing smooth tube requirements will be satisfied by a combination of production from other Company locations and outsourcing.

The Company currently estimates an aggregate restructuring and impairment charge of approximately $72 million in connection with the closure of the Decatur and Booneville manufacturing facilities and cessation of those operations. Approximately $56 million of this restructuring and impairment charge will be a non-cash reduction of the carrying value of certain assets; primarily, property, plant and equipment, spare parts and maintenance and operating supplies. The remaining $16 million of this restructuring and impairment charge represents estimated future cash expenditures, including approximately $4.0 million for employee severance benefits and other employee related costs, $8.8 million for environmental remediation, $400 thousand for termination of contracts, and $2.8 million for the costs to prepare the facilities for closure and sale. The Company expects that approximately $10 million of these cash charges will be incurred in 2008, with the balance incurred over the following five years. Additionally, the Company anticipates that discontinuing its U.S. plumbing tube business and the related plant closings will generate approximately $26 million in cash from the realization of net working capital after the cash costs to be incurred in 2008. The foregoing are estimates only; actual costs, cost savings and cash generation relating to these actions will not be known until the Company has finalized the details of its closure plan.

Additionally, the Company determined that it will eliminate approximately 40% of its corporate, general and administrative positions, totaling approximately 40 employees, in part in connection with the closure of the Decatur and Booneville facilities and the Company’s strategic focus on value-added tubular product sales to global OEM customers. The Company estimates that it will accrue $1 million in cash severance costs in the fourth quarter of 2007 related to the elimination of these positions.

A copy of the press release announcing these actions is attached hereto as Exhibit 99.1.

Item 2.06  Material Impairments.

In connection with the Company’s decision to discontinue its U.S. plumbing tube business and close the Decatur and Booneville facilities as described in Item 2.05 above, the Company plans to pursue a sale of the Booneville facility’s land, building and certain equipment as well as certain equipment at the Decatur facility. The Company concluded that an impairment charge for certain assets, including accounts receivable, inventory, and the property, plant and equipment of the facilities, was required under generally accepted accounting principles. This determination was based upon a comparison of the carrying amount of these assets with preliminary estimates of their fair market value. Accordingly, the Company currently estimates that it will recognize a non-cash impairment charge of $56 million in the fourth quarter of 2007 to write down the carrying amounts of these assets to their fair value. The actual impairment charge recorded will not be known until the Company has finalized its determination of the assets to be sold and prepared or obtained updated estimates of the related fair market values.

Item 7.01 Regulation FD Disclosure.

On November 6, 2007, the Company issued a press release regarding its decision to discontinue its U.S. plumbing tube business, close the Decatur and Booneville facilities and eliminate certain corporate, general and administrative positions. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 6, 2007.

* * * * * *

This Current Report on Form 8-K includes forward-looking statements, made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding the discontinuance of the Company’s U.S. plumbing tube business, the closure of two of its manufacturing facilities, the elimination of certain corporate, general and administrative positions, and the expected effect of these actions on the Company’s business and financial condition (including estimates of related charges, expenses, cost savings and cash generation). Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions about the Company’s business and other information currently available. These forward-looking statements are subject to various risks and uncertainties (including those described under the section entitled “Forward-Looking Statements” in the press release attached hereto as Exhibit 99.1, which section is incorporated herein by reference) that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year (as amended) and reports filed from time to time with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: November 7, 2007
WOLVERINE TUBE, INC.

	By:	/s/ James E. Deason
James E. Deason
Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated November 6, 2007.